Exhibit 10.7

SECOND AMENDMENT
TO
CELSIA TECHNOLOGIES, INC. 2005 STOCK INCENTIVE PLAN

THIS SECOND AMENDMENT (the “Second Amendment”) to CELSIA TECHNOLOGIES, INC. 2005 STOCK INCENTIVE PLAN (“Plan”) is effective as of the 25th day of May, 2007.

1. RECITALS.

(i) The Board of Directors of Celsia Technologies, Inc. (the “Company”) adopted the Plan on July 8, 2005, and the Plan was approved by the shareholders of the Company on July 8, 2005.

(ii) The Company entered into an Amendment to the Plan effective as of December 5, 2006.

(iii) The Company desires to further amend the Plan pursuant to this Second Amendment.

2. AMENDMENT. Section 4 of the Plan is hereby amended to read as follows:

Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 30,000,000 shares of Common Stock. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the repurchased, surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or repurchased or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

3. PLAN IN FULL FORCE AND EFFECT. After giving effect to this Second Amendment, the Plan remains in full force and effect.

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